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                                                                   EXHIBIT 10.65

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

          This Severance Agreement and General Release (the "Agreement") is made and entered into by and between Robert Flynn ("Flynn"), and Liquid Audio, Inc. (the "Company") (each, a "Party" and collectively, the "Parties").

          WHEREAS, Flynn and the Company desire to settle fully and finally any and all claims arising out of or related to Flynn's employment with the Company and/or the fact that such employment relationship is ending;

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid unnecessary litigation, it is hereby agreed by and between the parties as follows:

     1. In consideration for Flynn's agreement herein and subject to this Agreement becoming effective pursuant to Paragraph 4(g), below (the "Effective Date"), the Company shall:

          a. Pay to Flynn a lump sum amount equal to six (6) months of his current annual base salary of $190,000, minus the deductions required by applicable law, which shall be paid to Flynn by check and shall be mailed to his address last known to the Company, postmarked no later than the eighth (8th) calendar day following the Effective Date.

          b. Pay to Flynn an amount equal to six (6) months of his current base salary, payable in six (6) monthly installments beginning on the first (1st) business day following the Effective Date, provided that Flynn makes himself available at reasonable times during such six (6) month period to consult with the Company with respect to matters concerning the Company that are within his particular area of expertise. The Company acknowledges that Flynn may have other time commitments during such period which may include, by way of example, time devoted to seeking or engaging in new employment, and the Company agrees to reasonably accommodate such competing time commitments of Flynn in its requests for consulting assistance from Flynn. All sums paid to Flynn pursuant to this Paragraph 1(b) shall be reported by the Company to the Internal Revenue Service on a Form 1099, and Flynn agrees that he will pay any taxes determined to be due thereon without contribution from the Company.

          c. Maintain the Company's group health plan for one (1) year after the Effective Date to enable Flynn to continue his coverage and the coverage of his qualified dependents under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), at the Company's expense; provided that the Company's obligations hereunder shall terminate upon Flynn's becoming eligible for coverage under any other group health plan.

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                Company                       Flynn

          d. For a period of six (6) months after the Effective Date, provide Flynn with use of his current office or alternate executive office space in the Los Angeles area, the location of which alternate executive office space shall be determined in the Company's reasonable discretion. Company will also provide telephone and internet services for Flynn's use at such office facilities, which services shall be at least comparable in quality to those provided at Flynn's current office.

          e. To the extent permitted by applicable law, assist and facilitate in the removal of restrictive legends on the share certificates for shares of Company stock owned by Flynn and, for a period of no less than one (1) year following the date of this Agreement, or such shorter period as may be necessary until Flynn can sell Company shares under SEC Rule 144(k), maintain adequate current public information as necessary to allow Flynn to sell Company shares under SEC Rule 144.

     2. Flynn agrees that by signing this Agreement and not revoking his signature, as the same is permitted by Subparagraph 4(g):

          a. He is, without limitation, irrevocably and unconditionally releasing and forever discharging the Company, its officers, agents, directors, supervisors, employees, representatives, successors and assigns, and all persons acting by, through, under, or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, causes of action, debts, demands, sums of money, controversies, agreements, promises, damages and liabilities of any kind or nature whatsoever, both at law and equity, known or unknown, suspected or unsuspected, anticipated or unanticipated (hereinafter referred to as a "claim" or "claims"), arising from conduct occurring on or before the date of this Agreement, including without limitation any claims incidental to or arising out of Flynn's employment with the Company or the termination thereof; provided, however, that this release does not apply to the "Excepted Claims", as defined below. It is expressly understood by Flynn that among the various rights and claims being waived in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621. et seq.), Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code or any other federal, state or local law or regulation. This provision is intended by the Parties to be all encompassing and to act as a full and total release of any and all claims, whether specifically enumerated herein or not, that Flynn might have or has had, that exists or ever has existed on or to the date of this Agreement, other than the Excepted Claims. Notwithstanding the foregoing, this

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         ----------------------         --------------------
                Company                       Flynn

                                       2.

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          release shall not apply to any criminal conduct or acts or omissions constituting willful misconduct by the Company.

          b. The term "Excepted Claims" shall mean: (i) the right to receive from the Company all salary earned through November 22, 2002, and to be compensated for 80 days of unused vacation time, which payments shall be made within forty-eight (48) hours of the execution of this Agreement, (ii) rights and claims of Flynn under this Agreement and under the Consultant Agreement being executed by the Parties concurrently with the execution of this Agreement, (iii) any indemnification rights Flynn may be entitled to as a former employee, officer and/or director of the Company and/or of the Company's affiliates pursuant to the Certificate of Incorporation or Bylaws of the Company or its affiliates or pursuant to any existing indemnification agreement with the Company or its affiliates, (iv) any rights Flynn may have pursuant to Section 2802 of the California Labor Code relating to Flynn's actions on behalf of the Company and/or its affiliates during the course of Employee's employment, and (iv) the benefit of any directors and officers insurance coverage now or hereafter maintained by the Company and/or its affiliates that provides coverage for prior officers and/or directors of the Company and/or its affiliates.

          The words "claim" or "claims" shall include without limitation all actions, claims and grievances, whether actual or potential, known or unknown, related, incidental to or arising out of Flynn's employment with the Company and the termination thereof, other than the Excepted Claims. All such claims, including related attorneys' fees and costs, are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of a duty arising in contract or tort; any alleged unlawful act, any other claim or cause of action; and regardless of the forum in which it might be brought.

          c. The foregoing shall constitute an accord and satisfaction and a full and complete settlement of his claims, shall constitute the entire amount of monetary consideration provided to him under this Agreement, and that he will not seek any further payments for any other claim, damages, costs or attorneys' fees in connection with the claims being released by Flynn in this Agreement.

          d. This Agreement, all of its terms, and all of the obligations of the Company contained herein, other than the Excepted Claims, are expressly contingent upon the condition that Flynn does not exercise his right of revocation as described in Subparagraph 4(g), below. The Excepted Claims shall remain the obligations of Company regardless of whether or not Flynn exercises such right of revocation.

Initials:
         ----------------------         --------------------
                Company                       Flynn

                                       3.

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          e.   Flynn represents that he has not filed any complaint, claims or actions against the Company, its officers, agents, directors, supervisors, employees or representatives with any state, federal or local agency or court based on any of the claims being released by Flynn under this paragraph 2 and agrees that he will not do so at any time hereafter.

     3. The Company agrees that by executing this Agreement, Company is irrevocably and unconditionally releasing and forever discharging Flynn from any and all charges, complaints, claims, causes of action, debts, demands, sums of money, controversies, agreements, promises, damages and liabilities of any kind or nature whatsoever, both at law and equity, known or unknown, suspected or unsuspected, anticipated or unanticipated (hereinafter referred to as a "claim" or "claims"), arising from conduct occurring on or before the date of this Agreement, other than rights and claims of Company under this Agreement and under the Consultant Agreement being executed by the Parties concurrently with the execution of this Agreement. The Company represents that it has not filed any complaint, claims or actions against Flynn with any state, federal or local agency or court based on any of the claims being released by Company under this Paragraph 3 and agrees that it will not do so at any time hereafter. The Company's release of Flynn in this Paragraph 3 is expressly contingent upon the condition that Flynn does not exercise his right of revocation as described in Subparagraph 4(g), below. Notwithstanding the foregoing, this release shall not apply to any criminal conduct or acts or omissions constituting willful misconduct by Flynn.

     4.   Flynn understands and agrees that he:

          a. Has had the opportunity of a full forty-five (45) days within which to consider this Agreement before signing it, and that if he has not availed himself of that full time period that he has failed to do so knowingly and voluntarily.

          b. Has carefully read and fully understands all of the provisions of this Agreement.

          c. Is, by this Agreement, releasing the Releasees from any and all claims he may have against the Company or such individuals, other than Excepted Claims.

          d. Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

          e. Knowingly and voluntarily intends to be legally bound by the same.

          f. Was advised and hereby is advised in writing to consider the terms of this Agreement and to consult with an attorney of his choice prior to signing this Agreement.

Initials:
         ----------------------         --------------------
                Company                       Flynn

                                       4.

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          g.   Has a full seven (7) days following the execution of this
          Agreement to revoke his signature, and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired, without revocation.

          h. Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) that may arise after the date this Agreement is signed are not waived.

     5. Flynn and the Company both jointly stipulate and agree as a matter of fact that Flynn's age played no part in any of the Company's decisions or actions affecting Flynn, including but not limited to, the termination of Flynn's employment.

     6. Flynn acknowledges that he has been provided with information required by the Older Workers Benefit Protection Act about the individuals eligible to receive severance benefits from the Company, eligibility factors for receiving the severance benefits, the time limits applicable to receiving the severance benefits, the job titles and ages of the employees designated to receive the severance benefits, and the ages of the employees with the same job titles who have not been designated to receive the severance benefits.

     7. The Parties have agreed that in the event that the Company requests, Flynn will provide consulting services in accordance with the terms of the Consultant Agreement, attached hereto as Exhibit A, which is being executed by the Parties concurrently with the execution of this Agreement.

     8. Flynn specifically acknowledges that his employment by the Company created a relationship of trust between him and the Company with respect to any information of a confidential or secret nature of which Flynn became aware during the period of his employment and which (a) relates to the business of the Company, or to the business of any customer or supplier of the Company, and (b) has been created, discovered or developed by, or has otherwise become known to the Company that has commercial value to the business in which the Company is engaged (collectively referred to as "Proprietary Information"). By way of illustration, and not in limitation, proprietary information includes trade secrets, processes, computer programs, data, know how, strategies, forecasts, customer lists, pricing, policies, operational procedures, staffing, billing and collection practices, and contract provisions and philosophies. Proprietary Information does not include information which (i) is, as of the Effective Date, generally known to the public; (ii) becomes generally known to the public after Effective Date, other than as a result of a breach by Flynn of his obligations hereunder; (iii) was rightfully known to Flynn prior to the Effective Date without restriction on use or disclosure; or (iv) is or was disclosed by the Company to third parties generally without restriction on use and disclosure. At all times Flynn will keep in confidence and trust all such Proprietary Information and will not use or disclose any such Proprietary Information or anything relating to it without the written consent of the Company. Flynn hereby agrees that all Proprietary Information shall be the sole and exclusive property of the Company and its assigns. Flynn further acknowledges and agrees that the

Initials:
         ----------------------         --------------------
                Company                       Flynn

                                       5.

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Employee Inventions Assignment and Confidentiality Agreement he executed on behalf of the Company remains in full force and effect and is unaffected by this Agreement. Flynn's obligations with respect to Proprietary Information under this Agreement and under the Employee Inventions Assignment and Confidentiality Agreement will survive for a period of one (1) year following the later of the date on which Flynn's obligations to provide consulting services under Paragraph 1.b. of this Agreement and under the separate Consultant Agreement being executed by the Parties concurrently herewith have ended. Notwithstanding the foregoing, the Company agrees that it will not make any new use of Flynn's name, photograph, likeness (including caricature), voice, and biographical information, as otherwise permitted by Paragraph 13 of the Employee Inventions Assignment and Confidentiality Agreement, after the Effective Date.

     9. Flynn agrees to use reasonable, good faith efforts to identify all documents, data and other tangible materials containing any Proprietary Information of any nature pertaining to the Company or its affiliated companies that is in his possession or under his control, and to return such materials to the Company by no later than the Effective Date, or if discovered after the Effective Date, as soon as practicable following such discovery; provided, however, that Flynn shall be entitled to retain such materials as may be necessary or appropriate to allow Flynn to properly discharge his duties as a director of the Company. In addition, during the period that Flynn is serving as a director or is providing consulting services to the Company pursuant to Paragraph 1.b. of this Agreement or pursuant to the Consultant Agreement being executed by the Parties concurrently herewith, Flynn shall be entitled to retain on the laptop computer currently provided to Flynn by the Company electronic copies of emails and other Company information that is reasonably necessary or appropriate to allow Flynn to discharge his duties as a director and/or to perform his consulting obligations to the Company. When Flynn's services as a director and his obligation to provide consulting services to the Company have ended, Flynn shall be entitled to retain ownership of the personal laptop computer (including the software installed thereon) that is currently provided to Flynn by the Company, but Flynn shall promptly delete files containing Proprietary Information from such computer. Flynn further agrees that he will not take from the Company or its affiliated companies any property or any documents or data of any description or any reproductions containing or pertaining to any Proprietary Information, nor will he utilize same, except as contemplated in this paragraph or as otherwise approved by the Company.

     10. Flynn agrees not to interfere with the Company's relationship with current or prospective employees, suppliers, customers or investors. Flynn further agrees that he will not hold himself out as an agent of the Company, or as having any authority to bind the Company, except to the extent expressly authorized by the Company in connection with services provided by Flynn under the Consultant Agreement being executed by the Parties concurrently herewith.

     11. Concurrently with the execution of this Agreement, Flynn will deliver to the Company a signed resignation letter in the form annexed hereto as Exhibit
B. Thereafter, the Parties agree to provide information about Flynn's resignation in accordance with the following:

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                Company                       Flynn

                                       6.

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          a.   The Company will provide to Flynn for review and advance
          approval, which approval shall not be unreasonably withheld or delayed, any press release or public announcement issued by the Company that mentions the termination of Flynn's employment relationship with the Company.

          b. Flynn agrees that in the event that he would like the Company to provide information about his resignation to any third parties, he will refer such third party to the Company's Vice President of Human Resources. The Vice President of Human Resources will respond to any inquiries about Flynn's resignation by indicating that Flynn resigned from his employment in order to pursue other interests but will (as long as his consulting obligations continue pursuant to this Agreement and/or the Consultant Agreement) provide consulting services to the Company and will remain a director of the Company; provided, however, that the reference to Flynn remaining a director will no longer apply should Flynn resign or otherwise cease to serve as a director for any reason.

          c. Flynn may provide any third parties inquiring about his resignation with information that is consistent with Subparagraph 11.b. above.

          d. The Company will advise its senior management and the members of the Company's Board of Directors that any third parties inquiring about Flynn's resignation should be provided with information that is consistent with Subparagraph 11.b. above.

     12. This Agreement and compliance with this Agreement shall not be construed as an admission by either Party of any liability whatsoever, or as admission by such Party of any violation of the rights of the other Party, violation of any order, law, statute, duty or contract whatsoever. Each Party specifically disclaims any liability to the other Party for any alleged violation of the rights of the other Party, or for any alleged violation of any order, law, statute, duty or contract on the part of the disclaiming Party, or its or his employees or agents.

     13. Each Party represents and acknowledges that in executing this Agreement he or it does not rely and has not relied upon any representation or statement made by the other Party or by any of that Party's agents, attorneys or representatives with regard to the subject matter or effect of this Agreement or otherwise, other than those specifically stated in this Agreement.

     14. This Agreement shall be binding upon the Parties and their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said Parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Each Party expressly warrants that the Party has not transferred to any person or entity any rights or causes of action or claims released by this Agreement.

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         ----------------------         --------------------
                Company                       Flynn

                                       7.

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     15.  Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be effected thereby, and said illegal, unenforceable, or invalid term, part or provision shall be deemed not to be a part of this Agreement.

     16. With the exception of any agreements with the Company pertaining to Proprietary, Information and/or the ownership of inventions and any agreement pertaining to any Excepted Claims (as defined in Paragraph 2), all of which shall remain in full force and effect and are unaffected by this Agreement, this Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements and understandings, written or oral, between the Parties pertaining to the subject matter hereof. This Agreement may only be amended or modified by a writing signed by the Parties. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise.

     17. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either of the Parties.

     18. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed by and under the laws of the State of California. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County in accordance with the JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. Either Flynn or the Company may initiate arbitration, but the Party demanding arbitration must do so within twelve (12) months of the time the dispute arose, or else said claim shall be deemed waived.

     19. The Parties agree that in any arbitration held to enforce or interpret the terms of this Agreement, and/or should it be necessary for either Party to file a petition to compel arbitration, the prevailing party may be entitled to reasonable attorneys' fees and costs, to the extent determined appropriate by the arbitrator appointed to hear any such dispute. Said attorneys' fees and costs may extend to any appeal process related hereto and to the enforcement and collection of any court judgment and any execution related thereto, to the extent ordered by the court.

                         [Signatures on following page.]

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                Company                       Flynn

                                       8.

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     20.  This Agreement may be executed in counterparts and each counterpart, when executed, shall have the efficacy of a second original. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any said purpose.


Dated: November 22, 2002                      /s/ ROBERT FLYNN
                                              ---------------------------
                                                   Robert Flynn


                                              For Liquid Audio, Inc:


Dated: November 22, 2002                      By: /s/ H. THOMAS BLANCO
                                                  -----------------------

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                Company                       Flynn

                                       9.